Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-266271) on Form S-3 and related Prospectus of TeraWulf Inc. of our report dated March 31, 2022, relating to the consolidated financial statements of TeraWulf Inc., appearing in the Annual Report on Form 10-K of TeraWulf Inc. for the period of April 1, 2021 through December 31, 2021.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Boston, Massachusetts

August 3, 2022